                                                                    Exhibit 99.2


GLOBAL CROSSING HOLDINGS ANNOUNCES THE
OFFERING OF $2 BILLION OF SENIOR NOTES

HAMILTON, Bermuda--(BUSINESS WIRE)--Nov. 12, 1999--Global Crossing Holdings Ltd., a subsidiary of Global Crossing Ltd. (Nasdaq:GBLX - news), announced today
                                                   ----   ----
that it is in the process of completing an offering of $1.1 billion in aggregate principal amount of its Senior Notes Due 2009, and $0.9 billion in aggregate principal amount of its Senior Notes Due 2006. The senior notes will be guaranteed by Global Crossing Ltd. The senior notes are expected to be issued on November 19, 1999, subject to market conditions.

The net proceeds from the offerings will be used by Global Crossing Holdings primarily to refinance existing indebtedness consisting of term loans and revolving loans under its corporate credit facility. The senior notes have not been registered under the Securities Act of 1933, as amended, and will be offered and sold pursuant to applicable exemptions from the registration requirements under that Act.


---------------

Contact:

   Press contacts:
   Heather Reeves (New York)
   212/687-8080
   hreeves@sardverb.com
   --------------------
        or

   Tom Goff (Los Angeles, CA)
   310/385-5231
   tgoff@globalcrossing.com
   ------------------------